UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

TINTRI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38117	26-2906978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 Ravendale Drive

Mountain View, California 94043

(Address of principal executive offices including zip code)

(650) 810-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Loan Agreement with Silicon Valley Bank

On April 30, 2018, Tintri, Inc. (the “Company”), entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”), which amended and restated the Company’s existing loan facility with SVB pursuant to that certain Loan and Security Agreement, dated as of May 14, 2013, as amended (the “Prior Loan Agreement”). The Loan Agreement, among other things, provides for a secured revolving formula loan facility from SVB in an aggregate principal amount of up to $12.5 million (the “Formula Revolver”). The total amount available to be borrowed under the Loan Agreement is $12.5 million, a decrease from the $20.0 million that was available under the Prior Loan Agreement.

The loans under the Formula Revolver accrue interest at a floating per annum rate based on the prime rate published in the Wall Street Journal, plus (i) 3.00% during a Streamline Period (as defined in the Loan Agreement) or (ii) 4.00% at all other times. Accrued interest on the revolving loans is required to be paid monthly.

Revolving loans under the Formula Revolver may be borrowed, repaid and reborrowed until May 2, 2019, on which date all outstanding amounts must be repaid.

In connection with the amendment and restatement of the Prior Loan Agreement into the Loan Agreement, the Company paid an amendment fee of $75,000 to SVB. The Company will also be obligated to pay a termination fee of $125,000 to SVB upon the termination of the Loan Agreement unless the loan facility is replaced with a new facility from SVB. The Loan Agreement provides for a success fee payable to SVB upon a change of control in an amount equal to (i) if total gross consideration is between $225.0 million and $500.0 million, 0.25% of the total gross consideration, (ii) if total gross consideration is between $500.0 million and $750.0 million, 0.375% of the total gross consideration and (iii) if total gross consideration exceeds $750.0 million, 0.5% of the total gross consideration. The Company’s obligations under the loan facility are secured by a security interest on substantially all of its assets, including its intellectual property.

The Loan Agreement includes customary affirmative covenants for a loan facility of this size and type, including delivery of financial statements, compliance with laws, maintenance of insurance and protection of intellectual property rights (in each case subject to customary exceptions for a loan facility of this size and type). The Loan Agreement contains customary negative covenants for a loan facility of this size and type, including covenants that limit or restrict the Company’s ability to, among other things, dispose of its assets, change its business, incur a change in control, make acquisitions, be acquired, incur indebtedness, grant liens, make investments, make distributions, repurchase stock or enter into certain transactions with affiliates (in each case subject to customary exceptions for a loan facility of this size and type). The Loan Agreement contains certain financial covenants, including a covenant that we achieve total revenues of at least $20.5 million, $23.4 million, $26.3 million and $29.4 for our fiscal quarters ending April 30, 2018, July 31, 2018, October 31, 2018 and January 31, 2019, respectively, and a covenant that we maintain a minimum level of cash and availability under the SVB line of credit of at least $15 million through July 31, 2018 and at least $10 million thereafter. The Company is currently in compliance with all covenants under the Loan Agreement.

The Loan Agreement contains customary events of default that include, among other things, non-payment defaults, covenant defaults, a material adverse change default, cross-defaults to other indebtedness, insolvency defaults, material judgment defaults and inaccuracy of representations and warranty defaults. The occurrence of an event of default could result in the acceleration of obligations under the Loan Agreement, in which case the Company would be obligated to repay all loans and related charges, fees and amounts then due and payable. During the occurrence of an event of default, interest on the obligations could be increased by five percent (5.00%).

Amendment of Loan and Security Agreement with TriplePoint

Also, on April 30, 2018, the Company entered into a Fourth Amendment to Plain English Growth Capital Loan and Security Agreement (the “Fourth Amendment”) with TriplePoint Capital LLC (“TriplePoint”), pursuant to which the parties agreed to certain amendments and modifications to the Company’s growth capital loan facility under the Plain English Growth Capital Loan and Security Agreement, dated as of February 6, 2015, by and between the Company and TriplePoint, as amended (the “TPC Agreement”).

The Fourth Amendment, among other things, extends the maturity date of the loans under the TPC Agreement to August 31, 2019, and provides certain conditions upon which the Company may elect to further extend such maturity date to February 28, 2021, which include, amongst other conditions, the Company repaying at least $25.0 million of the principal outstanding under the loans prior to August 31, 2019 and the Company making equal monthly amortizing payments of principal and interest through the further extended maturity date. Additionally, the Fourth Amendment increases the interest rate under each loan under the TPC Agreement to an amount equal to 1.50% higher than the previously applicable rate, provides certain board observer rights to a designee of TriplePoint and provides for a success fee payable to TriplePoint upon a change of control in an amount equal to 10% of principal then outstanding if a change of control occurs during calendar year 2018, 20% of principal then outstanding if a change of control occurs during calendar year 2019 and 30% of principal then outstanding if a change of control occurs during calendar year 2019. In connection with its entry into the Fourth Amendment, the Company paid an amendment fee of $25,000 to TriplePoint.

The foregoing descriptions of the Loan Agreement and the Fourth Amendment are qualified in their entirety by reference to the Loan Agreement and the Fourth Amendment, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Loan Agreement, dated as of April 30, 2018, by and between Tintri, Inc. and Silicon Valley Bank

10.2	Fourth Amendment to Plain English Growth Capital Loan and Security Agreement, dated as of April 30, 2018, by and between Tintri, Inc. and TriplePoint Capital LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tintri, Inc.

Date: May 2, 2018	By:	/s/ Tom Barton
Tom Barton
Chief Executive Officer